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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of TCA Cable TV, Inc. on Form S-8 (File Nos. 2-82934, 2-88892, 33-21901,
33-49172, 33-33898, 33-55895, 33-61041, 333-1487, 333-26723 and 333-26721) and
Form S-3 (File Nos. 33-61616, 33-44289, 33-40273, 333-23541, 333-32015, and No.
333-44447) and the inclusion in the Prospectus Supplement to the Registration Statement on Form S-3 (File No. 333-44447) of our report dated January 15, 1998, on our audits of the consolidated financial statements of TCA Cable TV, Inc. and Subsidiaries as of October 31, 1997 and 1996, and for the years ended October 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Summary Financial Information."

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
January 26, 1998